UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2025

DYNATRACE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-39010	47-2386428
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Trapelo Road, Suite 116
Waltham,	Massachusetts	02451
(Address of principal executive offices)		(Zip Code)
(781) 530-1000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2025, Matthias Dollentz-Scharer and a subsidiary of Dynatrace, Inc. (the “Company”) entered into a transition and termination agreement reflecting their mutual agreement for Mr. Dollentz-Scharer to terminate his employment and step down as the Company's Executive Vice President, Chief Customer Officer (the “Transition and Termination Agreement”). The terms of the Transition and Termination Agreement include: (i) Mr. Dollentz-Scharer will continue to serve as the Company’s Chief Customer Officer until May 12, 2025 (the “Transition Date”), any earlier Prior Termination Date (as defined in the Transition and Termination Agreement), or such earlier date that the Company’s new Chief Customer Officer commences employment (the “Earlier Transition Date”); (ii) for the period between the Transition Date or the Earlier Transition Date through June 30, 2025 or an earlier Prior Termination Date, Mr. Dollentz-Scharer will continue providing services to a subsidiary of the Company as an Executive Advisor and will serve in such capacity and provide such transition assistance as the Company’s Chief Executive Officer or new Chief Customer Officer may reasonably request; and (iii) until September 30, 2025 (the expected termination date of his service relationship) or an earlier Prior Termination Date, Mr. Dollentz-Scharer will be paid his current base salary (including a pro-rated 13th and 14th month salary, as are customarily paid in Austria, where Mr. Dollentz-Scharer is located), receive a payout for his short-term incentive award for the Company's fiscal year 2025 in accordance with the terms and conditions of such award, and continue to vest in his outstanding equity awards in accordance with the terms and conditions of such awards. The Transition and Termination Agreement includes Mr. Dollentz-Scharer's confirmation of a non-competition provision for a 12 month period after termination of employment included in his current Employment Contract (as defined in the Transition and Termination Agreement) and includes other standard provisions contained in agreements of this nature, including confidentiality, non-disparagement, cooperation, and an agreement related to future claims, with such qualifications and exceptions as set forth in the Transition and Termination Agreement. The foregoing summary does not purport to be complete and is qualified in its entirety by the Transition and Termination Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On April 22, 2025, the Company issued a press release announcing the appointment of Steve McMahon as its new Chief Customer Officer, effective on May 12, 2025. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

The information set forth in this Item 7.01 and in the press release attached hereto as Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Transition and Termination Agreement between Matthias Dollentz-Scharer and Dynatrace Austria GmbH dated April 21, 2025
99.1	Press Release issued by Dynatrace, Inc. dated April 22, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2025	DYNATRACE, INC.

	By:	/s/ Nicole Fitzpatrick
Name: Nicole Fitzpatrick
Title: Executive Vice President, Chief Legal Officer & Secretary